
                                          TRACOR
                COMPUTATION OF INCOME PER COMMON AND COMMON EQUIVALENT SHARE
                          (in thousands, except per share amounts)

                                                 Three Months Ended         Six Months Ended
                                                      June 30,                   June 30,
                                   												  ------------------         ----------------
Primary:                                           1996       1995            1996      1995
                                                   ----       ----            ----      ----

 Net income	                                      $ 7,997    $ 6,803 	      $15,658   $13,053

Pro forma adjustments, net of income taxes:
   Interest expense	                                   -         483 	          424 	   1,032
   Investment income	                                  -  	       -  	           -         -
                                    												  -------	   -------		      -------	  -------
   Pro forma net income	                          $ 7,997 	  $ 7,286 	      $16,082 	 $14,085
                                                  =======	   =======        =======  	=======

Weighted average common shares outstanding	        15,675  	  13,151 	       14,920 	  12,413

Weighted average common share equivalents:
   Assumed exercise of warrants	                    9,890  	  12,471 	       10,969 	  12,677
   Assumed exercise of options	                     1,730 	    1,083 	        1,608 	     999
   Assumed purchase of common shares for
    treasury	                                      (3,704) 	  (2,815)	       (3,268)	  (2,575)
   	                                              -------	   -------	     	 -------	  -------
   Net weighted average additional shares issuable 	7,916 	   10,739 	        9,309    11,101
                                                  -------    -------        -------   -------
      Common and common equivalent shares	         23,591 	   23,890 	       24,229    23,514
   	                                              =======    =======        =======   =======

Income per common and common equivalent share	       $.34  	    $.30	          $.66 	    $.60
                                                     ====       ====           ====      ====
Fully diluted:

Net income	                                       $ 7,997    $ 6,803 	       $15,658 	$13,053

Pro forma adjustments, net of income taxes:
   Interest expense	                                   -  	      478 	           360 	    938
   Investment income	                                  -  	       -  	            -  	     -
                                                  -------    -------         -------  -------
   Pro forma net income	                          $ 7,997 	  $ 7,281 	       $16,018 	$13,991
                                                  =======    =======         =======  =======

Weighted average common shares outstanding	        15,675 	   13,151 	        14,920 	 12,413

Weighted average common share equivalents:
   Assumed exercise of warrants	                    9,890  	  12,471 	        10,969 	 12,677
   Assumed exercise of options	                     1,730 	    1,083 	         1,608 	    999
   Assumed purchase of common shares for
    treasury	                                      (3,704)	   (2,815)	        (3,268)	 (2,575)
	                                                 -------	   -------         ------- 	-------
   Net weighted average additional shares issuable 	7,916  	  10,739 	         9,309 	 11,101
                                                  -------    -------         -------  -------
      Common and common equivalent shares	         23,591  	  23,890 	        24,229   23,514
   	                                              =======    =======         =======  =======

Income per common and common equivalent share	       $.34 	     $.30 	          $.66 	   $.60
                                                     ====       ====            ====     ====